Exhibit 99





                      INDEPENDENT AUDITORS' REPORT
                      ----------------------------



The Board of Directors
Valmont Industries, Inc.:


We have audited the accompanying consolidated statements of operations, shareholders' equity and cash flows of Valmont Industries, Inc. and subsidiaries for the year ended December 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosure in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of their operations and cash flows of Valmont Industries, Inc. and subsidiaries for the year ended December 30, 1995, in conformity with generally accepted accounting principles.

                                               /S/KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP





Omaha, Nebraska
February 16, 1996

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